EXHIBIT 10.1

EXECUTION


                        INSURANCE AND INDEMNITY AGREEMENT

                                      among

                           XL CAPITAL ASSURANCE INC.,

                         XL ASSET FUNDING COMPANY I LLC,

                                       and

                       XL LIFE AND ANNUITY HOLDING COMPANY

                          Dated as of October 13, 2006


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                                TABLE OF CONTENTS


APPENDIX I - Definitions

APPENDIX II - Qualified Investment Agreement Criteria

APPENDIX III - Investment Guidelines

APPENDIX IV - Approved Investment Managers

APPENDIX V - Form of Monthly Report

APPENDIX VI - Form of Policy Request Form


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                  INSURANCE  AND  INDEMNITY  AGREEMENT  dated as of October  13,
2006, among XL CAPITAL ASSURANCE INC., a New York stock insurance company (together with its successors and assigns, "XLCA"), XL ASSET FUNDING COMPANY I LLC, a Delaware limited liability company (the "INVESTMENT AGREEMENT PROVIDER"), and XL LIFE AND ANNUITY HOLDING COMPANY, a Delaware corporation (together with its successors and assigns, "HOLDING COMPANY" and, together with Investment Agreement Provider, the "PROVIDER ENTITIES").


                             INTRODUCTORY STATEMENTS

                  The Provider Entities have requested that XLCA issue financial guaranty insurance policies guaranteeing certain required payments of the principal of and interest on all Qualified Investment Agreements (as hereinafter defined) (including any such payments subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

                  The parties hereto desire to specify the conditions precedent to the issuance of each Policy by XLCA, the payment of premium and other amounts in respect of each Policy, the indemnity and reimbursement to be provided by the Provider Entities in respect of amounts paid by XLCA under the Policies or otherwise and certain other matters.

                  The Provider Entities and XLCA intend that from time to time XLCA may provide the Provider Entities with information, identify opportunities and provide assistance to the Provider Entities in connection with the Provider Entities' marketing of the Qualified Investment Agreements. In addition, from time to time the Investment Agreement Provider may request XLCA to provide certain limited, existing surveillance-related information on XLCA's existing insured credits.

                  In consideration of the premises and of the agreements herein contained, XLCA and the Provider Entities hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires. Capitalized terms used herein and not defined shall have the meanings provided in the Collateral Management Agreement.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.1.   Representations and Warranties of the Provider Entities.

         Each of the Provider Entities severally represents, warrants and covenants as of the date hereof and as of the issuance of each Policy as follows:

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                  (a) DUE ORGANIZATION AND QUALIFICATION.  Investment  Agreement
Provider is a single member limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Investment Agreement Provider and Holding Company is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Related Agreements to which it is a party.

                  (b) POWER AND AUTHORITY. Each of the Provider Entities has all necessary entity power and authority to conduct its business as currently conducted and as to be conducted, as contemplated by the Related Agreements to execute, deliver and perform its obligations under the Related Agreements to which it is a party and to consummate the Transaction.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance of the Related Agreements by the Provider Entities to which it is a party have been duly authorized by all necessary entities and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the members or stockholders of the Provider Entities, except (in each case) such as have been obtained and are in full force and effect.

                  (d) NONCONTRAVENTION. Neither the execution and delivery of the Related Agreements to which it is a party by any of the Provider Entities, the consummation of the Transaction nor the satisfaction of the terms and conditions of the Related Agreements to which it is a party:

                           (i) conflicts with or results in any breach or violation of any provision of its Organic Documents or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to it or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over it or other authority having jurisdiction over it or its properties,

                           (ii) constitutes a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) by it under, or a breach of any provision of, any loan agreement, mortgage, indenture or other agreement or instrument to which it is a party or by which it or any of its properties is or may be bound or affected, or

                           (iii) results in or requires the creation of any Lien
                  (other than the Lien of XLCA under the Collateral Management Agreement, the Securities Account Control Agreement or Liens for Required Third Party Collateral) upon or in respect of any of the Provider Entities' respective assets except as otherwise expressly contemplated by the Related Agreements.


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                  (e) NO LITIGATION.  There are no actions, suits or proceedings pending or, to its knowledge, threatened against it or any of its properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, any regulatory commission of any jurisdiction) which, if adversely determined, could reasonably be expected to result in a Material Adverse Change with respect to it or the Transaction.

                  (f) NO DEFAULT. It is not in default under or with respect to any of its contractual obligations in any respect which could have a material adverse effect on the rights, interests or remedies of XLCA hereunder or under the other Related Agreements to which it is a party or on the ability of it to perform its obligations hereunder or under the other Related Agreements to which it is a party. No Default, Wind Down Event or Event of Default has occurred and is continuing.

                  (g) VALID AND BINDING OBLIGATIONS. The Related Agreements to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

                  (h) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by it of any of the Related Agreements to which it is a party, except (in each case) such as have been obtained and are in full force and effect or the failure of which to be obtained could not reasonably be expected to result in a Material Adverse Change with respect to it or the Transaction.

                  (i) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by it in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would (i) result in a Material Adverse Change with respect to it or the Transaction or (ii) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of its business.

                  (j) GOOD TITLE; ABSENCE OF LIENS OR SECURITY INTEREST; PERFECTION OF SECURITY INTEREST. The Investment Agreement Provider is the owner of, and has good and marketable title to, all of the Collateral free and clear of all Liens (other than the Lien of XLCA under the Collateral Management Agreement, the Securities Account Control Agreement or Liens for Required Third Party Collateral) and has full right, power and lawful authority to assign, transfer and pledge the Collateral (and any documents which are a part thereof) and all such substitutions therefor and additions thereto delivered under the Collateral Management Agreement or the Securities Account Control Agreement. XLCA has a valid and perfected first priority security interest in the Collateral free and clear of all Liens and restrictions on transferability except for Permitted Liens.


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                  (k)  TAXES.  It has filed all  federal  and state tax  returns which are required to be filed, and has paid all taxes, including any assessments received by it, to the extent that such taxes have become due.

                  (l) ACCURACY OF INFORMATION. Neither the Related Agreements to which it is a party nor any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data (collectively, the "Documents") furnished to XLCA by it contain any statement of a material fact by it which was untrue or misleading in any material respect when made. There is no fact known to it which has a material possibility of causing a Material Adverse Change with respect to it or the Transaction. Since the furnishing of the Related Agreements, there has been no change nor any development or event involving a prospective change known to it which would render any of the Related Documents untrue or misleading in a material respect.

                  (m) COMPLIANCE WITH SECURITIES LAWS. The consummation of the Transaction, the execution of the Related Agreements to which it is a party, the pledge of the Collateral and the Additional Collateral and the entering into by the Investment Agreement Provider of the Qualified Investment Agreements, comply with all requirements of law, including all registration requirements of applicable securities laws. The consummation of the Transaction, the execution of the Related Agreements to which it is a party the pledge of the Collateral and the Additional Collateral and the entering into by the Investment Agreement Provider of the Qualified Investment Agreements, are not in violation of the Securities Act, or any other federal or state securities laws and neither it nor the Related Agreements are required to be registered under applicable securities laws. The Investment Agreement Provider is not required to be registered as an "investment company" under the Investment Company Act.

                  (n) RELATED AGREEMENTS. Each of its representations and warranties contained in the Related Agreements to which it is a party that is qualified by reference to materiality is true and correct as of the date hereof and as of the date made and each of its representations and warranties contained in the Related Agreements to which it is a party that is not so qualified is true and correct in all material respects as of the date hereof and as of the date made.

                  (o) NO INDEBTEDNESS. Except with respect to amounts owed under the Related Agreements and liabilities and fees and expenses provided for or otherwise incurred in connection with the preparation, execution, delivery and performance of the Related Agreements (all of which have been disclosed to XLCA), Investment Agreement Provider has not incurred any Indebtedness.

                  (p) SUBSIDIARIES. The Investment Agreement Provider does not have any Subsidiaries.

                  (q) INVESTMENT AGREEMENT PROVIDER. With respect to Investment Agreement Provider only:

                           (i) Its  capital is  adequate  for its  business  and
undertakings.

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                           (ii) Its  funds  and  assets  equal  to or below  the
                  Overcollaterlization Percentage are not, and will not be, commingled with those of any other entity, including but not limited to any of the other Provider Entities, as applicable.

                           (iii) Its Organic  Documents  require it to keep true
                  and full books and records regarding the status of the business and financial condition of the Investment Agreement Provider.

                           (iv) It is solvent and will not be rendered insolvent
                  by the transactions contemplated by the Related Agreements and, after giving effect to such transactions, it will not be left with an unreasonably small amount of capital with which to engage in its business nor will it incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. It does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official.

                  (r) XLCA Information, Co-Marketing and Surveillance. Each of the Provider Entities understands and agrees that while XLCA intends to provide the information and to assist with the identification of opportunities and co-marketing activities as well as surveillance activities described above, the performance of these services is non-binding upon XLCA and the Provider Entities shall have no recourse to XLCA for breach or enforcement thereof.

         Section 2.2.      Affirmative Covenants of the Provider Entities.

         The Provider Entities each hereby severally agrees that during the Term of the Agreement, unless XLCA shall otherwise expressly consent in writing:

                  (a) COMPLIANCE WITH RELATED AGREEMENTS. It shall comply in all material respects with the terms and conditions of, and enforce its rights in all material respects under, each Related Agreement to which it is a party, shall provide XLCA with written notice immediately upon becoming aware of any material breach by it or any of the other Provider Entities of any provision of any Related Agreement to which it is a party.

                  (b) COMPLIANCE WITH APPLICABLE LAWS. It shall comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards (including, without limitation, any fiscal and accounting rules and regulations and any foreign or domestic law, rule or regulation), including, without limitation, in connection with the entering into of all Qualified Investment Agreements contemplated by the Transaction and the Related Agreements.

                  (c) EXISTENCE. The Investment Agreement Provider shall maintain its existence as a limited liability company and each entity shall at all times continue to be duly organized under the laws of the state of Delaware, duly qualified and duly authorized (as described in Sections 2.1(a), (b) and (c) hereof) and it shall conduct its business in accordance with and remain in compliance with the terms of its Organic Documents.

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                  (d) ACCOUNTANTS'  REPORTS;  OTHER  INFORMATION.  It shall keep proper books of accounts and records and appoint independent public accountants in accordance with the Related Agreements. Investment Agreement Provider shall furnish or caused to be furnished to XLCA:

                           (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year, beginning with 2007, of Investment Agreement Provider, the unaudited consolidated balance sheets of Investment Agreement Provider, as of the end of such fiscal year and the unaudited consolidated statements of income, changes in equity and cash flows of Investment Agreement Provider, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied.

                           (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each quarter of each fiscal year, beginning in 2006, of the Investment Agreement Provider the unaudited consolidated balance sheets of the Investment Agreement Provider, as of the end of such quarter and the unaudited statements of income, changes in equity and cash flows of the Investment Agreement Provider, to the extent produced in the normal course of business of the Investment Agreement Provider for the portion of the fiscal year then ended, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                           (iii) CERTAIN  INFORMATION.  Upon request,  copies of
                  all proxy statements, financial statements, reports and registration statements which it files with, or delivers to the Commission or any other federal government agency, authority or body which supervises the issuance of securities by it, or any national securities exchange; PROVIDED, HOWEVER, that it shall not be required to deliver any tax returns or exhibits or schedules to tax returns filed with the IRS.

                           (iv) OTHER  INFORMATION.  Such other data as XLCA may
                  reasonably request.

                  (e)  ACCESS  TO  RECORDS;   DISCUSSIONS   WITH   OFFICERS  AND
ACCOUNTANTS. It shall, upon the request of XLCA, permit XLCA or its authorized agents at reasonable times and upon reasonable prior written notice:

                           (i) to  inspect  its books and  records,  as they may
                  relate to the Related Agreements, the Collateral, the Additional Collateral, its obligations under the Related Agreements, its business and the Transaction;

                           (ii) to discuss its  affairs,  finances  and accounts
                  with the Provider Entities Representative; and

                           (iii) to discuss its  affairs,  finances and accounts
                  with its accountants; provided, that the Provider Entities Representative shall have the right to be present during such discussions.

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Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the applicable Provider Entity. Its books and records will be maintained at its address designated herein for receipt of notices, unless it shall otherwise advise the parties hereto in writing.

                  (f) AUDITS. The Investment Agreement Provider, on reasonable prior notice, shall permit XLCA or its authorized agents, during normal business hours to examine its respective books and records, as they may relate to the Related Agreements and the Collateral and its obligations under the Related Agreements and to make copies and extracts therefrom. The Provider Entities shall reimburse XLCA for reasonable out-of-pocket costs and expenses for one audit in total for the Holding Company and the Investment Agreement Provider in any twelve (12) month period, subject to a cap of Fifteen Thousand Dollars ($15,000) per year, unless an Event of Default is then continuing.

                  (g) NOTICE OF MATERIAL EVENTS. Each Provider Entity shall, in addition to any notices, certificates or information provided pursuant to this Agreement, promptly inform XLCA in writing of the occurrence of any of the following:

                           (i) the  submission of any claim or the initiation of
                  any legal process, litigation or administrative or judicial investigation against it, involving potential damages or penalties which, if adversely determined, could reasonably be expected to result in a Material Adverse Change with respect to it or the Transaction;

                           (ii) any  change in its  name,  the  location  of its
                  principal office or jurisdiction of organization or any change in the location of any of its books and records;

                           (iii) the occurrence of any Default,  Wind Down Event
                  or Event of Default (without waiting for any Person to take any action);

                           (iv) the commencement of any rule making or disciplinary proceedings or any proceedings, of which it shall have knowledge, instituted by or against any of the Provider Entities, as applicable, in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, could reasonably be expected to result in a Material Adverse Change with respect to the related Provider Entity, as applicable, or the Transaction;

                           (v) the commencement of any proceedings,  of which it
                  shall have knowledge, by or against any of the Provider Entities as applicable, under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for any of the Provider Entities, as applicable, or any of its assets; or

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                           (vi)  the  receipt  of  notice  that  (A)  any of the
                  Provider Entities, as applicable, is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of any of the Provider Entities' business, is to be, or may be, suspended or revoked, or (C) any of the Provider Entities, as applicable, is to cease and desist any practice, procedure or policy known to any of them employed by any of the Provider Entities, as applicable, in the conduct of its business, and such cessation could reasonably be expected to result in a Material Adverse Change with respect to any of the Provider Entities, as applicable, or the Transaction.

                  (h) [Reserved]

                  (i) MAINTENANCE OF LICENSES. Each of the Provider Entities shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business unless the failure to maintain the same would not result in a Material Adverse Change with respect to it or the Transaction.

                  (j) USE OF ASSETS. The Investment Agreement Provider shall apply its Cash Assets equal to or less than the Over Collateralization Percentage only as expressly permitted under the Related Agreements and for no other purpose.

                  (k) SURRENDER OF POLICIES. XLCA may contact each Investor under each Investment Agreement, upon the expiration of the term of a Policy, and request such Investor to surrender the Policy to XLCA for cancellation.

                  (l) INVESTMENT AGREEMENT PROVIDER.

                           (i) Investment  Agreement  Provider shall conduct its
                  business solely in its own name through its duly authorized members, officers or agents.

                           (ii) Investment Agreement Provider shall maintain its
                  records and books of account separate from those of all other entities.

                           (iii) Investment Agreement Provider shall obtain proper authorization from its managing member, manager or members, as applicable, of all action requiring approval.

                           (iv) Operating expenses and liabilities of Investment
                  Agreement Provider shall be paid from its own funds or from any Deposited Assets in excess of the Over Collateralization Percentage.

                  (m) THIRD-PARTY BENEFICIARY. Each of the Provider Entities agree that XLCA shall have all rights of a third-party beneficiary in respect of the Related Agreements and each hereby severally incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of XLCA.

                  (n) REPORTS. The Provider Entities will provide to XLCA on or before the fifteenth (15th) of each month a report comprised of the group of reports listed on Appendix V


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(collectively,  the "Monthly  Report") which shall be substantially in the forms shown on Appendix V hereto.

                  (o) CLOSING DOCUMENTS. Each of the Provider Entities shall provide or cause to be provided to XLCA (i) an executed original copy of each document executed in connection with the Initial Transaction within 60 days after the Initial Closing Date and (ii) a copy of each document executed in connection with each Qualified Investment Agreement within 60 days of the Agreement Date.

                  (p) INCORPORATION OF COVENANTS. Each of the Provider Entities agrees to comply with its covenants set forth in the Related Agreements and hereby incorporates such covenants by reference as if each were set forth herein.

                  (q) EXEMPT FROM SECURITIES ACT REGISTRATION. (i) Each of the Provider Entities shall take all reasonable actions necessary so as to exempt from registration or qualification the sale of the Qualified Investment Agreements or the consummation of the Transaction under the Securities Act or under any applicable United States, state securities or "blue sky" laws (or, to the extent any such registration or qualification is required under the Securities Act or under any applicable United States, state securities or "blue sky" law, each Provider Entity shall take all action necessary in order to obtain such registration or qualification in accordance with applicable law);
(ii) the Investment Agreement Provider shall take all reasonable actions so as to maintain its exemption from the Investment Company Act.

                  (r) MAINTENANCE OF CORPORATE RECORDS. Each of the Provider Entities shall maintain corporate records and books of account separate from any other Person.

                  (s) PAYMENT OF INDEBTEDNESS. Each Provider Entity shall generally pay its Indebtednesses as they become due.

         Section 2.3.   Negative Covenants of the Investment Agreement Provider.

         The Investment Agreement Provider hereby severally agrees that during the Term of the Agreement, unless XLCA shall otherwise expressly consent in writing:

                  (a) AMENDMENTS TO ORGANIC DOCUMENTS. The Investment Agreement Provider shall not amend, supplement or otherwise modify its respective Organic Documents (or permit any of the foregoing); provided, however, that the Investment Agreement Provider may make such amendment, supplement or other modification so long as any such amendment, supplement or other modification would not result in a Material Adverse Change.

                  (b) LIMITATION ON INDEBTEDNESS. Investment Agreement Provider shall not create, incur or suffer to exist any Indebtedness other than as specified in the Related Agreements.

                  (c) SUBSIDIARIES. Investment Agreement Provider shall not form or acquire, or cause to be formed or acquired, any Subsidiaries.


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                  (d)  LIMITATION  ON  DIVIDENDS.  Except  as  provided  in  the
Collateral Management Agreement, Investment Agreement Provider shall not, directly or indirectly (i) except as expressly permitted by applicable law, make any distribution (by reduction of capital or otherwise), whether in cash, properties, securities or a combination thereof, to any owner of a beneficial interest in Investment Agreement Provider, or otherwise, with respect to any ownership or equity interest or similar security in or of Investment Agreement Provider, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest in similar security or (iii) except as expressly permitted by applicable law with respect to clause (i) above, set aside or otherwise segregate any amounts for any such purpose; provided, however, nothing herein or in the Collateral Management Agreement shall be understood to prohibit the Investment Agreement Provider from disbursing amounts due and owing under each and every Qualified Investment Agreement as the same become due and payable under the terms thereof.

                  (e) RESTRICTIONS ON LIENS. The Investment Agreement Provider shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on the Collateral, except for: (I) (A) Liens created by the Related Agreements,
(B) Liens the validity of which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Investment Agreement Provider, (C) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, provided that adequate reserves with respect thereto are maintained on the books of Investment Agreement Provider, (D) Liens to secure payment for services rendered by the Collateral Agent, and (E) Liens in favor of XLCA (the foregoing, "Permitted Liens") and (II) for the sake of clarity, Liens on Cash Assets as provided in Section 3.12 or (ii) sign or file under the Uniform Commercial Code (or similar law) of any jurisdiction any financing statement with respect to the Collateral which names the Investment Agreement Provider as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of XLCA in the Collateral.

                  (f) IMPAIRMENT OF RIGHTS. It shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under the Related Agreements that are material to the rights, benefits or obligations of XLCA or the Collateral Agent, on behalf of XLCA under the Related Agreements; (ii) waive or alter any rights with respect to the Collateral (or any agreement or instrument relating thereto), other than as expressly permitted under the Related Agreements; (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights of XLCA with respect to the Collateral ; or (iv) fail to pay any tax, assessment, charge or fee with respect to the Collateral or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of XLCA's first priority lien on or perfected security interest in the Collateral or the Investment Agreement Provider's right, title or interest in the Collateral except as expressly set forth in the Related Agreements.

                  (g) LIMITATIONS ON FUNDAMENTAL CHANGES. Except as permitted under the Related Agreements, the Investment Agreement Provider shall not liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, or make any material change in its methods of conducting business as contemplated by, or for the purposes incidental to, the Collateral and the Transaction and Investment Agreement Provider shall not enter into any merger, consolidation or amalgamation.

                  (h) WAIVER, AMENDMENTS, ETC. It shall not waive, modify or amend, or consent to any waiver, modification or amendment or fail to take any action if such failure to take action requested by XLCA would permit any waiver, modification or amendment of, any of the provisions of any of the Related Agreements or the Qualified Investment Agreements without the prior written consent of XLCA; provided, however, that such consent shall not be unreasonably withheld, provided however, such consent shall not be required if after giving effect to such waiver, modification or amendment such Qualified Investment Agreement will still qualify as a Qualified Investment Agreement and no Event of Default or Wind Down Event results from any such waiver, modification or amendment or could reasonably be expected to result from any such waiver, modification or amendment.

                  (i) PRESERVATION OF COLLATERAL. Without the consent of XLCA, it shall not take any action, or fail to take any action as required by the Collateral Management Agreement or the Securities Account Control Agreement with respect to any item of Collateral.

                  (j) SECURITY INTERESTS. It shall not permit the Lien hereof, the Securities Account Control Agreement and of the Collateral Management Agreement not to constitute a valid first priority perfected security interest in the Collateral.

                  (k) OWNERSHIP. Investment Agreement Provider shall not issue any capital shares or rights, warrants or options or other evidences of ownership rights in respect of capital shares or securities convertible into or exchangeable for capital shares or other evidences of ownership rights other than to Holding Company or one or more of its subsidiaries or affiliates.

                  (l) INSOLVENCY. It shall not voluntarily initiate or commence any case or proceeding seeking liquidation, rehabilitation, reorganization, conservation or other relief with respect to its debts under any Insolvency Law, seek the appointment of a bankruptcy custodian for any of its property, consent to any such relief or the taking possession by any such official in an involuntary case or other proceeding commenced against any of the Provider
Entities, as applicable, file any petition or answer or consent seeking liquidation, rehabilitation, reorganization, conservation or other relief under any applicable Insolvency Law, make a general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due. It shall not institute against, or join any other Person in instituting against any of the Provider Entities, as applicable, or any affiliate thereof, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law, for one year and a day after the termination of all Qualified Investment Agreements.

                  (m) EXEMPT FROM INVESTMENT COMPANY REGISTRATION. It shall not take any action, or permit the taking of any action, that would require Investment Agreement Provider to register as an "investment company" under the Investment Company Act.

                  (n) COLLATERAL PROVIDED UNDER A QUALIFIED INVESTMENT AGREEMENT. As set forth in the Qualified Investment Agreement, in the event of a downgrade of XLCA and the Provider Entities decide to provide collateral as permitted thereunder, the Provider Entities shall notify XLCA three Business Days prior to providing such collateral and the Provider Entities may only post collateral thereunder to the extent and only to the extent that the posting of such collateral will not cause XLCA to be in violation of the single or aggregate risk limitations set forth in Section 6904 of the New York State Insurance Laws.

         Section 2.4.      Representations and Warranties of XLCA.

         XLCA represents, warrants and covenants as of the date hereof and as of the issuance of each Policy as follows:

                  (a) ORGANIZATION AND LICENSING. XLCA is a duly incorporated and existing New York stock insurance company licensed to do business in the State of New York and is in good standing under the laws of such state.

                  (b)  CORPORATE  POWER.   XLCA  has  the  corporate  power  and
authority to issue each Policy, execute and deliver this Insurance Agreement and perform all of its obligations hereunder and thereunder.

                  (c) AUTHORIZATION; APPROVALS. The issuance of each Policy and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filings with any governmental agency or other governmental authority, or any approval of XLCA's board of directors or stockholders, are necessary for such Policy and this Insurance Agreement to constitute the legal, valid and binding obligations of XLCA.

                  (d) ENFORCEABILITY. Each Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of XLCA, enforceable in accordance with its terms, subject to applicable laws affecting the enforcement of creditors' rights generally.

                  (e) NO LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best of XLCA's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which should reasonably be expected to materially and adversely affect its ability to perform its obligations under the Policy or this Insurance Agreement.

                  (f) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed, or proposed to be employed, by XLCA in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to XLCA that, if enforced, should reasonably be expected to materially and adversely affect its ability to perform its obligations under the Policy or this Insurance Agreement.

                  (g) EXCLUSIVITY. XLCA shall only provide financial guarantee policies for investment agreements similar to Qualified Investment Agreements only for the Investment Agreement Provider and not for any other Person unless
(i) the Investment Agreement Provider
consents, (ii) the Program Limit has been met as provided in Section 3.9, (iii) XLCA shall have delivered the notice described in Section 3.14(iii) or (iv) a Wind Down Event or an Event of Default shall have occurred.

                                  ARTICLE III

          THE POLICIES; REIMBURSEMENT; INDEMNIFICATION; RELATED SPECIAL
                            COVENANTS AND AGREEMENTS

         Section 3.1.      Issuance of the Policies.

         XLCA agrees to enter into this Agreement on the Initial Closing Date and to issue a Policy (and deliver a copy thereof and of any related endorsements to the Investment Agreement Provider) for each Qualified Investment Agreement to the Investor together with all required endorsements subject to satisfaction of the conditions precedent set forth below on the Agreement Date:

                  (a) PAYMENT OF PREMIUM AND EXPENSES; PREMIUM LETTER. XLCA shall have been paid, by or on behalf of the Provider Entities, the initial nonrefundable payment of the Premium, if applicable, specified in the Premium Letter and shall have been reimbursed for other fees and expenses identified in the Premium Letter or in Section 3.2 below as payable upon delivery of such Policy or upon delivery of this document, as applicable.

                  (b) RELATED AGREEMENTS. XLCA shall have received a Policy Request Form from the Investment Agreement Provider and a copy of the Related Agreements, in form and substance satisfactory to XLCA, duly authorized, executed and delivered by each party thereto on or as of the Initial Closing Date or the applicable Agreement Date, as applicable.

                  (c) CERTIFIED DOCUMENTS AND RESOLUTIONS. XLCA shall have received a copy of (i) the Organic Documents of each of the Provider Entities and (ii) the resolutions and consents of the applicable governing body of each of the Provider Entities, in form and substance satisfactory to XLCA, authorizing the entering into of the Insurance Agreement, the Collateral Management Agreement and the Securities Account Control Agreement and the execution, delivery and performance by the Provider Entities of the Related Agreements and the transactions contemplated thereby, in each case certified by the Secretary of each of the Provider Entities (which certificate shall state that such Organic Documents and resolutions and consents are in full force and effect without modification on the Agreement Date or Initial Closing Date, as applicable.

                  (d) INCUMBENCY CERTIFICATE. Upon request of XLCA, XLCA shall have received a certificate of the Secretary of each of the Provider Entities certifying the name and signatures of the officers of each of the Provider Entities, authorized to execute and deliver the Related Agreements to which it is a party required to be executed, and that all consents to the execution and delivery of such documents have been obtained.

                  (e)   REPRESENTATIONS   AND   WARRANTIES;   CERTIFICATE.   The
representations and warranties of the Provider Entities in this Insurance Agreement and each of the Related Agreements shall be true and correct as of the applicable Agreement Date or the Initial Closing Date, as applicable, as if made on such date.

                  (f) OPINIONS OF COUNSEL. XLCA shall have received opinions of counsel addressed to XLCA as to the creation and perfection of XLCA's interest in the Collateral within thirty (30) days of the date of this Agreement.

                  (g) NO LITIGATION, ETC. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Related Agreements or the consummation of the Transaction.

                  (h) LEGALITY; REGULATIONS; RATING AGENCY COMPLIANCE. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the Transaction or the execution and delivery of the applicable Qualified Investment Agreement any Policy, illegal or otherwise prevent the consummation thereof. For the sake of clarity, this shall include XLCA's compliance with its aggregate and single risk limits and the requirements of the Rating Agencies.

                  (i) FILINGS AND RECORDINGS. XLCA shall have received evidence satisfactory to it of the filing and/or recording in all applicable jurisdictions (or such filing and/or recording having been provided for in a manner satisfactory to XLCA) of all documents, including, without limitation, duly executed and delivered copies of the Collateral Management Agreement, Securities Account Control Agreement, financing statements, termination statements and other appropriate instruments, in form and substance satisfactory to XLCA, as may be necessary in the opinion of XLCA to perfect the first priority Liens created by the Collateral Management Agreement, and all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing shall have been paid.

                  (j) NO DEFAULT. No Wind Down Event shall then be continuing or Default or Event of Default shall have occurred.

                  (k) ADDITIONAL ITEMS. XLCA shall have received such other documents, instruments, approvals or opinions requested by XLCA as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to XLCA that the conditions precedent, if any, in the Related Agreements have been satisfied.

                  (l) COMPLIANCE. Each Provider Entity shall be, as of the applicable agreement date, in compliance with the terms of the Related Agreements to which it is a party.

                  (m) SATISFACTION OF CONDITIONS IN THE PREMIUM LETTER. All conditions contained in the Premium Letter shall have been satisfied or waived.

                  (n) QUALIFIED INVESTMENT AGREEMENT. The investment agreement, if any, to be entered into shall be a Qualified Investment Agreement meeting the criteria set forth in Appendix II hereto.

                  (o) PROGRAM LIMIT. The Program Limit is Five Billion Dollars ($5,000,000,000) which may be increased subject to the approval of XLCA's credit committee.

                  (p) ARTICLE 69 LIMIT NOT EXCEEDED. After giving effect to the proposed Policy, XLCA's aggregate exposure to the Investment Agreement Provider would not exceed XLCA's single risk limit as provided by Section 6904 of the NYS Insurance Law, calculated using the methodology set forth on Appendix V.

         Upon the execution and delivery hereof and XLCA's issuance of a Policy on the applicable Agreement Date, the foregoing conditions precedent shall be deemed to have been satisfied or waived by XLCA in connection with the Initial Closing Date or particular Agreement Date, as applicable; PROVIDED, HOWEVER, that XLCA reserves all of its rights and remedies against each of the Provider Entities with respect to the accuracy or completion of each of the foregoing conditions precedent.

         Section 3.2.      Payment of Fees and Premium.

                  (a) RATING AGENCY FEES. The Rating Agencies directly related to the transactions contemplated hereby shall be paid by the Provider Entities. All periodic and subsequent fees of the Rating Agencies with respect to, and directly allocable to, the entering into of the Qualified Investment Agreements shall be for the account of, and shall be billed to, Investment Agreement Provider.

                  (b) PREMIUM. In consideration of the issuance by XLCA of each Policy, the Provider Entities shall pay to XLCA the Premium in accordance with the terms of the Premium Letter. The Premium paid hereunder and pursuant to the Related Agreements and the Premium Letter shall be nonrefundable without regard to whether XLCA makes any payment under the Policy or any other circumstances relating to the Qualified Investment Agreements or provision being made for payment of the Qualified Investment Agreements prior to maturity. The Provider Entities shall make all payments of Premium by wire transfer to an account designated from time to time by XLCA by written notice to the Provider Entities. The Premium for each Policy shall be calculated as specified in the Premium Letter. Anything herein or in any of the Related Agreements notwithstanding, upon the occurrence of a Wind Down Event or an Event of Default, the entire outstanding balance of further installments of the Premium for the Policies issued shall be immediately due and payable.

         Section 3.3.      Reimbursement and Additional Payment Obligation.

         The Investment Agreement Provider agrees to pay to XLCA as follows:

                  (a) a sum equal to the total of all amounts paid by XLCA under the Policies;

                  (b) any and all advances, loans, charges, fees, costs and expenses which XLCA may reasonably pay or incur, including, but not limited to, reasonable attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy to the extent XLCA has not been immediately reimbursed on the date that any amount is paid by XLCA under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Related Agreements, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Related Agreements, any party to any of the Related Agreements or the Transaction, and (iii) the foreclosure against, sale or other disposition of any Collateral, or pursuit of any other remedies under any of the Related Agreements, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition;

                  (c) interest on any and all amounts described in Section 3.3 hereunder from the date paid by XLCA until payment thereof in full and interest on any and all amounts described in Section 3.2 hereunder from the date due until payment thereof in full, in each case, payable to XLCA at the Late Payment Rate per annum (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest); and

                  (d) any payments (other than as set forth in Sections 3.3(a) or (b)) made by XLCA on behalf of, or advanced to, any of the Provider Entities including, without limitation, any amounts payable by any of the Provider Entities, as the case may be, pursuant to the Collateral Management Agreement or any other Related Agreements; and any payments made by XLCA as, or in lieu of, any servicing, management, agent, custodial lockbox payment processing or administrative fees payable, in the sole discretion of XLCA, to third parties in connection with the Transaction.

         All such amounts are to be immediately due and payable without demand, in full, without any requirement on the part of XLCA to seek reimbursement from any other sources of indemnity therefor or to allocate expenses to other transactions benefiting therefrom. Notwithstanding the forgoing, XLCA shall promptly deliver copies of any third party invoices it receives to the Provider Entities.

         Section 3.4.      Indemnification.

                  (a) INDEMNIFICATION BY INVESTMENT AGREEMENT PROVIDER. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto, the other Related Agreements or under law or in equity, the Investment Agreement Provider and the Holding Company (each an "Indemnifying Party" and collectively, the "Indemnifying Parties") jointly and severally, each agree to pay, and to protect, indemnify and save harmless, XLCA, any officer, director, shareholder, employee or agent of XLCA or any Person controlling XLCA within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the Transaction or the execution, delivery, enforcement, performance or administration of the Related Agreements (except those arising due to the willful misconduct, gross negligence or bad faith of either of the Indemnified Parties), including, without limitation, those arising out of or relating to:

                           (i) any statement,  omission or action (other than of
                  or by XLCA) in connection with the execution and delivery of or performance under the Qualified Investment Agreements, the consummation of the Transaction or the negotiation, execution or delivery of any Related Agreements;

                           (ii) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of either of any Provider Entity in connection with the Transaction or relating to the Related Agreements;

                           (iii) the  violation by any of the Provider  Entities
                  of any domestic or foreign law, rule or regulation; or

                           (iv) the breach by any Provider Entity of any representation, warranty or covenant under any of the Related Agreements or the occurrence, in respect of any of the Provider Entities, under any of the Related Agreements of any "event of default" or any event which, with the giving of notice or lapse of time or both, would constitute any "event of default."

                  (b)  INDEMNIFICATION  BY XLCA. XLCA (an "Indemnifying  Party")
agrees to pay and to protect, indemnify and save harmless the Holding Company and the Investment Agreement Provider, any officer, director, shareholder, employee or agent of the Holding Company or the Investment Agreement Provider or any Person controlling the Holding Company or the Investment Agreement Provider within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the Transaction or the execution, delivery, enforcement, performance or administration of the Related Agreements (except those arising due to the willful misconduct, gross negligence or bad faith of either of the Indemnified Parties), including, without limitation, those arising out of or relating to:

                           (i) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of XLCA in connection with the Transaction or relating to the Related Agreements; or

                           (ii) a breach by XLCA of any representation, warranty
                  or covenant under any of the Related Agreements.

                  (c) CONDUCT OF ACTIONS OR PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Indemnifying Parties hereunder, such Indemnified Party shall promptly notify the Indemnifying Parties in writing, and the Indemnifying Parties shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Parties if (i) the Indemnifying Parties have agreed to pay such fees and expenses, (ii) the
Indemnifying Parties shall have failed promptly to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and either or both of the Indemnifying Parties, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to either or both of the Indemnifying Parties and (B) the representation of either or both of the Indemnifying Parties and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time (in addition to local counsel, if necessary) for the Indemnified Parties, which firm (or firms) shall be designated in writing by XLCA). The Indemnifying Parties shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Parties, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Parties shall have received notice in accordance with this Section 3.4(b), the Indemnifying Parties agree to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                  (d)   CONTRIBUTION.   To  provide   for  just  and   equitable
contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section 3.4), such Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. Upon the incurrence of any costs by the Indemnified Party to which the Indemnified Party is entitled to contribution hereunder, the Indemnifying Parties shall reimburse the Indemnified Party promptly upon demand.

         Section 3.5.      Subrogation.

         Subject only to the priority of payment provisions of the Investment Agreements and not in limitation of XLCA's equitable right of subrogation, the parties hereto acknowledge that, to the extent of any payment made by XLCA pursuant to the Policy or Insured Payment for which XLCA has not been reimbursed, XLCA is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Investors to any moneys paid or payable under the Investment Agreements or otherwise. The parties hereto agree to such subrogation and, further, agree to execute such instruments and to take such actions as, in the sole judgment of XLCA, are necessary to evidence such subrogation and to perfect the rights of XLCA to receive any moneys paid or payable in respect of the Investment Agreements under the Related Agreements or otherwise.

         Section 3.6.      Payments by Investment Agreement Provider.

         XLCA hereby acknowledges that all payments by the Investment Agreement Provider hereunder or under any Related Agreement shall not be made from Required Third Party Collateral.

         Section 3.7.      Required Over-Collateralization Deposits.

         The Holding Company shall contribute to the Investment Agreement Provider the initial Required Over Collateralization Deposit and all subsequent Required Over Collateralization Deposits, which shall become Cash Assets and be deposited, held, invested and released as provided in the Collateral Management Agreement as part of the Collateral.

         Section 3.8.      Administration of Investment Agreement Provider.

         The Investment Agreement Provider shall be managed and operated by the Holding Company and its designees, and the Holding Company and its designees will provide all administrative support required to operate the Investment Agreement Provider in a commercially responsible manner and in accordance with all applicable legal requirements and in accordance with the terms hereof and of the Related Agreements.

         Section 3.9.      Maximum Size of Program.

         The Investment Agreement Provider shall not enter into Qualified Investment Agreements which would cause the Investment Agreement Provider to be providing investments to Investors in excess of the Program Limit, as designated or changed from time to time by written notice from XLCA to the Investment Agreement Provider.

         Section 3.10.     Investment of Amounts Deposited.

         All amounts deposited with the Investment Agreement Provider pursuant to the Qualified Investment Agreements and all earnings thereon other than Required Third Party Collateral and all other Cash Assets shall be deposited, held, invested and released only in accordance with the Collateral Management Agreement.

         Section 3.11.     Other Cash Assets.

         All Cash Assets received pursuant to the Qualified Investment Agreements and not constituting Required Third Party Collateral shall also be deposited, held, invested and released only in accordance with the Collateral Management Agreement.

         Section 3.12.     Required Third Party Collateral;  Other Collateral.

         Notwithstanding anything herein to the contrary, to the extent required pursuant to the Qualified Investment Agreements, the Investment Agreement Provider shall deliver Required Third Party Collateral to the party authorized or required to hold the same pursuant to the applicable Qualified Investment Agreement.

Notwithstanding anything contained in any Related Agreement to the contrary (including, in particular, Section 3.2(e)), the Investment Agreement Provider may
transfer Cash Assets held in the Collateral Account to third parties to hold as collateral as part of the management of its investment portfolio or as part of and related to the business of the Investment Agreement Provider pursuant to the terms of any International Swaps and Derivatives Association, Inc ("ISDA") documentation and documentation for any rate swap, asset swap, liability swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap, currency option, credit protection transaction, credit swap, credit default swap, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction or forward purchase or sale of a security or other financial instrument or interest in connection with the hedging of its business, the Investment Agreement Provider may deliver Required Third Party Collateral to the party authorized or required to hold the same pursuant to the applicable agreement to the extent that after giving effect to any new insurance policies issued by XLCA, XLCA's aggregate Policy exposure has not been increased.

         Section 3.13.     Qualified Investment Agreements.

         The Investment Agreement Provider shall not enter into any agreement pursuant to which it offers a return on an investment which does not meet the requirements to be a Qualified Investment Agreement.

         Section 3.14.     Program Investment Period.

         The Investment Agreement Provider shall not enter into any Qualified Investment Agreement and XLCA shall not provide any new Policy:

                           (i) during any period where  amounts  invested  under
                  Qualified Investment Agreements exceed the then applicable Program Limit;

                           (ii) during any period when a Wind Down Event is then
                  contining;

                           (iii) after the occurrence of an Event of Default;

                           (iv) from and after the date set forth in a written notice from XLCA to the Investment Agreement Provider (which notice may be sent for any reason), which date shall be at least twelve (12) months after the date on which such notice is sent, unless such notice is withdrawn; or

                           (v) from and  after  the date set  forth in a written
                  notice from XLCA to the Investment Agreement Provider (which may be sent if XLCA has a good faith belief that a material event has or could reasonably be expected to occur with respect to the Transaction or the Provider Entities, or XLCA's rating agencies or regulators, with respect to the Transaction or the Provider Entities) which date shall be at least ninety
                  (90) days (or such earlier date as XLCA's rating agencies or regulators shall require) after the date on which such notice is sent, unless such notice is withdrawn;

provided, however, that if (i) the amounts invested in Qualified Investment Agreements exceed the applicable Program Limit or (ii) a Wind Down Event has occurred, in either case for more than one (1) time, then XLCA shall not be required to provide any Policies.

         Section 3.15.     Management of Investments.

         All Cash Assets of the Investment Agreement Provider, including without limitation, all Collateral and Required Third Party Collateral shall at all times be managed pursuant to investment guidelines attached hereto as Appendix III by one or more Portfolio Managers approved by XLCA. Appendix IV sets forth the list of approved Portfolio Investment Managers.

         Each Portfolio Manager shall be removed by the Investment Agreement Provider only with the prior written consent of XLCA (which consent shall not be unreasonably withheld, conditioned or delayed). Any replacement selected by the Investment Agreement Provider shall be appointed only with the prior written consent of XLCA (which shall not be unreasonably withheld, conditioned or delayed).

                  Section 3.16.     Notice of Potential Insufficiency.

                  The Investment Agreement Provider shall deliver a written notice (a "Notice of Potential Insufficiency") to XLCA at least 2 Business Days prior to the due date of any required payment under any Qualified Investment Agreement of the amount, if any, that the Investment Agreement Provider has reason to expect will be required to be paid under the related Policy on such due date.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

         Section 4.1.      Effective Date; Term of Agreement.

         This Insurance Agreement shall take effect on the Initial Closing Date and shall remain in effect until the later of (a) such time as XLCA is no longer subject to a claim under any Policy and (b) such time as all amounts payable by the Provider Entities to XLCA hereunder and under each of the Related Agreements have been irrevocably paid in full and any period during which any such payment to XLCA could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired.; provided, however, that the provisions of SECTIONS 3.2, 3.3, 3.4, 3.5,
3.6 and 3.7 hereof shall survive any termination of this Insurance Agreement.

         Section 4.2.      Further Assurances and Corrective Instruments.

                  (a) So long as this Agreement is in effect, none of the Provider Entities shall grant any waiver of rights under any of the Related Agreements to which it is a party without the prior written consent of XLCA.

                  (b) To the extent permitted by law, the Provider Entities agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered within a reasonable period of time, such supplements hereto and such further instruments as XLCA may request and may be required in XLCA's reasonable judgment to effectuate the intention of or facilitate the performance of the Related Agreements.

         Section 4.3.      Obligations Absolute.

                  (a) The obligations of the Provider Entities hereunder shall be absolute and unconditional, and shall be paid or performed strictly in accordance with this Insurance Agreement.

                  (b) Notwithstanding anything to the contrary in this Insurance Agreement, none of the Provider Entities waives any notice of or right to cure any Wind Down Event or Event of Default or other event of default to the extent any such notice or right to cure is specifically set forth in any Related Agreement.

                  (c) Nothing herein shall be construed as prohibiting any of the Provider Entities, as the case may be, from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

         Section 4.4.      Assignments; Reinsurance; Third-Party Rights.

                  (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Provider Entities may assign its rights or obligations under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of XLCA. Any assignment made in violation of this Insurance Agreement shall be null and void.

                  (b) XLCA shall have the right to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as XLCA may in its discretion determine; PROVIDED, HOWEVER, that no such reinsurance agreement or arrangement shall relieve XLCA of any of its obligations hereunder or under the Policy or shall give such reinsurer direct rights as against the Provider Entities.

                  (c)  Nothing  in this  Insurance  Agreement  shall  confer any right, remedy or claim, express or implied, upon any Person, other than the parties hereto, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.

                  (d) Any party assigning rights or obligations hereunder shall provide prompt written notice to the Rating Agencies of such action specifying the rights and obligations assigned and the assignee.

         Section 4.5.  Confidentiality.

         Each party hereto agrees to keep the information and any other materials and documents which are furnished to the other parties hereto in connection with the Transaction and in which are identified as being confidential (collectively, the "Information") in accordance with the receiving party's customary procedures for handling confidential information, except that the receiving party shall be permitted to disclose the Information:

                           (i) to  such of its  and  its  affiliates,  officers,
                  directors, employees, counsel, advisors and representatives, each of whom shall be informed of the confidential nature of the Information,

                           (ii) to the extent  required by  applicable  laws and
                  regulations   or  by  a  subpoena  or  similar  legal  process
                  (provided that we shall give you prior notice of the disclosure unless such notice is prohibited by the law, subpoena or similar legal process),

                           (iii) to the extent  requested by any rating  agency,
                  reinsurer, prospective reinsurer or regulatory authority,

                           (iv) to the extent such Information (A) becomes publicly available other than as a result of a breach of this agreement, (B) becomes available to us on a non-confidential basis from a source other than the receiving party or (C) was available to the receiving party on a non-confidential basis from a source other than the delivering party provided in each case under (B) or (C) such source is not, to the receiving party's knowledge, bound by a confidentiality agreement with the delivering party or is not otherwise believed by the receiving party to be prohibited from transmitting the information to the receiving party,

                           (v) to the extent  the  delivering  party  shall have
                  consented to such disclosure in writing, and

                           (vi)  to  the  extent   that  such   Information   is
                  independently developed by the receiving party.

         Section 4.6.      Liability of XLCA.

         Neither XLCA nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by or for any beneficiary or agent for beneficiaries thereunder, any depository, any bank, or any other Person or for any acts or omissions of any beneficiary or agent for any beneficiary of any Policy; (b) the validity, sufficiency, accuracy or genuineness of documents or of any endorsements thereon delivered to XLCA in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or (c) any acts or omissions to act of any of the Provider Entities or any other person in connection with the Collateral or the Additional Collateral, unless such act or omission was at the direction of XLCA. In furtherance and not in limitation of the foregoing, XLCA may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                    ARTICLE V

                  WIND DOWN EVENTS; EVENTS OF DEFAULT; REMEDIES

         Section 5.1.      Wind Down Events.

         The occurrence of any of the following events shall constitute a "Wind-Down Event:"


                           (i)   an Event of Default is then contining;

                           (ii) amounts invested under Qualified Investment Agreements exceed the then applicable Program Limit;

                           (iii) from and after the date set forth in a written
                  notice from XLCA to the Investment Agreement Provider, which date shall be as set forth in Section 3.14 (iv) or (v) hereof, unless such notice is withdrawn; or

                           (iv) any Provider Entity is required to register under the Investment Company Act.

The Wind Down Event set forth in clause (ii) above may be cured by the Provider Entities one time. Any subsequent occurrence of such event or condition shall only be subject to waiver by XLCA.

         Section 5.2.      Events of Default.

         The occurrence of any of the following events shall constitute an "Event of Default:"

                  (a) any of the Provider Entities shall fail to make when due and payable any payment of Premium required hereunder and a continuation of such failure for a period of twenty (20) Business Days thereafter;

                  (b) XLCA shall make any payment under any Policy;

                  (c) any of the Provider Entities shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate any of the Provider Entities insolvent or seeking a liquidation, or shall take advantage of any Insolvency Act, or shall commence a case or other proceeding naming any of the Provider Entities as debtor under any Insolvency Act, or a case or other proceeding against any of the Provider Entities under any Insolvency Act shall be instituted against any of the Provider Entities seeking liquidation of any of the Provider Entities, as applicable, shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 60 days or there shall be appointed or any of the Provider Entities shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or the whole or any substantial part of its properties or assets or any of the Provider Entities shall take any corporate action in furtherance of any of the foregoing;

                  (d) a Portfolio Manager is removed or resigns and the Provider Entities fail to appoint a successor from the list of approved Portfolio Managers on APPENDIX IV or approved by XLCA in accordance with the provisions hereof and such failure continues for a period of twenty (20) Business Days (or such longer period as is approved in writing by XLCA) from the effective date of such removable or resignation;

                  (e) the Required Collateral Amount is not on deposit as reported in any Monthly Report and the Investment Agreement Provider fails to deliver additional Eligible Investments necessary to meet the Required Collateral Amount to the Collateral Agent within fifteen (15) Business Days of the date on which the Monthly Report was due;

                  (f) the absolute difference between the Duration of Portfolio and the Duration of Investment Agreements as reported in any Monthly Report exceeds 365 days as of any Monthly Valuation Date and such difference is not reduced to 365 days or fewer within twenty (20) Business Days of such Monthly Valuation Date;

                  (g) any representation or warranty made by any Provider Entity under any of the Related Agreements, or in any certificate or report furnished under any of the Related Agreements, shall prove to be untrue, incorrect or incomplete in any material respect as of the date such representation or warranty was made; provided, however, that if any Provider Entity effectively cures any such defect in any representation or warranty under any Related Agreement, or certificate or report furnished under any Related Agreement, within twenty (20) Business Days (or such longer period as XLCA shall permit in writing) after the earlier to occur of (1) the discovery thereof by such party or (2) the receipt by such party of written notice thereof from XLCA; or within the time period specified in the relevant Related Agreement as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;

                  (h) any of the Provider Entities shall have asserted that any of the Related Agreements to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Related Agreements or any property thereof shall find or rule that any material provision of any of the Related Agreements is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run; in either case for a period of twenty (20) Business Days after the earlier to occur of (1) the discovery thereof by such party or (2) the receipt by such party of written notice thereof from XLCA;

                  (i) any of the Provider Entities shall fail to perform or observe any other material covenant or agreement contained herein or in any of the Related Agreements (except for the obligations otherwise described Section
5.1 or Section 5.2 and such failure shall continue for a period of twenty (20) Business Days (or such longer period as XLCA shall permit in writing) after the earlier to occur of (1) the discovery thereof by such party or (2) the receipt by such party of written notice thereof from XLCA; PROVIDED, HOWEVER, that, if such failure shall be of a nature that it cannot be cured within the period otherwise permitted, such failure shall not constitute an Event of Default hereunder if within such period, as applicable, the applicable Provider Entity shall have given notice to XLCA of corrective action it proposes to take, which corrective action is agreed in writing by XLCA to be satisfactory and the applicable Provider Entity shall thereafter pursue such corrective action diligently until such default is cured;

                  (j) the occurrence of an event of default (with all notice and cure periods herewith ended) under the Related Agreements except for the Policy and such event of default shall continue for twenty (20) Business Days (or such longer period as XLCA shall permit in writing) after the earlier to occur of (1) the discovery thereof by such party or (2) the receipt by such party of written notice thereof from XLCA;

                  (k) any of the Provider Entities shall have consolidated with or merged with or into any Person or any of the Provider Entities shall have transferred all or any material amount of its assets to any Person or liquidated or dissolved (an "Acquisition Event"), in each case without the written consent of XLCA; or

                  (l) the amount invested under Qualified Investment Agreements exceeds the then applicable Program Limit by ten percent (10%) or more over the then applicable Program Limit.

         Section 5.3.      Remedies on a Wind Down Event.

                  (a) Upon the occurrence and continuation of a Wind Down Event, XLCA may exercise any one or more of the rights and remedies set forth below:

                      (i) the Investment Agreement Provider shall not enter into any Qualified Investment Agreement;

                      (ii)  XLCA  shall  not be  required  to  provide  any  new
Policies.



         Section 5.4.      Remedies on an Event of Default.

                  (a) Upon the occurrence and continuation of an Event of Default, XLCA may exercise any one or more of the rights and remedies set forth below:

                           (i) declare all  obligations or indebtedness of every
                  type or description owed by any of the Provider Entities to XLCA to be immediately due and payable, and the same shall thereupon be immediately due and payable;

                           (ii) declare all or a portion of the Premium that has
                  accrued or will accrue to be payable, and the same shall thereupon be immediately due and payable to the extent then accrued and shall thereupon become immediately due and payable upon accrual to the extent accruing thereafter, whether or not XLCA shall have declared an "Event of Default" or shall have exercised, or be entitled to exercise, any other rights or remedies hereunder;

                           (iii) exercise any rights and remedies available under the Related Agreements as provided therein, including foreclosing on the Collateral and delivering the Notice of Sole Control and any entitlement orders to the Securities Intermediary as provided under the Securities Account Control Agreement;

                           (iv) removal of any Portfolio Manager and replacement
                  of the same in its sole discretion;

                           (v) take  whatever  action at law or in equity as may
                  appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under the Related Agreements or to enforce performance of any obligation of the Provider Entities under the Related Agreements, in each case in accordance with the terms thereof; or

                           (vi) XLCA may in its sole and absolute discretion, and without notice, remove the Holding Company and any or all of its designees and take control of all or a portion of the management and operations of the Investment Agreement Provider, either directly or through designees.

         Section 5.5.      Waivers.

                  (a) No remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Related Agreements or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Related Agreement upon the occurrence of any, Event of Default or Wind Down Event or otherwise, nor any single or partial exercise of any right or power, shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle XLCA to exercise any remedy reserved to XLCA in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article or any Related Agreement under which XLCA is exercising a particular remedy in connection with its rights hereunder, provided that any such notice shall be in writing.

                  (b) If any proceeding has been commenced to enforce any right or remedy under this Insurance Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to XLCA, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of XLCA shall continue as though no such proceeding had been instituted.

                  (c) XLCA shall have the right, to be exercised in its complete discretion, to waive any breach of any covenant, default or Wind-Down Event or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by XLCA and delivered to the other parties hereto. Any such waiver may only be effected in writing duly executed by XLCA, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1.      Amendments, etc.

         This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof unless it is communicated in writing and agreed to by the parties.

         Section 6.2.      Notices.

         All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied (confirmation received) to the recipient as follows:

                  (a) To XLCA:

                      XL Capital Assurance Inc.
                      1221 Avenue of the Americas
                      New York, New York  10020-1001
                      Attention:  Surveillance
                      Confirmation:  (212) 478-3400
                      Facsimile:  (212) 478-3587

                  (in each case in which notice or other communication to XLCA refers to a Wind-Down Event, an Event of Default or a claim on the Policy or with respect to which failure on the part of XLCA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention Surveillance and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

                  (b) To Investment Agreement Provider:

                      XL Asset Funding Company I LLC
                      20 N. Martingale Road, Suite 200
                      Schaumburg, IL 60173
                      Attention:  Financial Administration Department
                      Confirmation:  1-800-394-3909
                      Facsimile:  (203) 569-5595

                  (c) To Holding Company:

                      The President and General Counsel
                      XL Life and Annuity Holding Company
                      20 N. Martingale Road, Suite 200
                      Schaumburg, IL 60173
                      Phone: 847-517-2990
                      Fax::  847-517-2399

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties and each Rating Agency as aforesaid. All such notices and other communications shall be effective upon receipt.

         Section 6.3.      Payment Procedure.

         In the event of any payment by XLCA for which it is entitled to be reimbursed or indemnified as provided in or pursuant to this Insurance Agreement, the Provider Entities agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to XLCA in the absence of manifest error. All payments to be made to XLCA under this Insurance Agreement shall be made to XLCA in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as XLCA shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to XLCA or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or Termination Date. Payments to be made to XLCA under Section 3.2 or 3.3 of this Insurance Agreement or the Premium Letter shall bear interest at the Late Payment Rate from the date when due to the date paid.

         Section 6.4.      Severability.

         In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

         Section 6.5.      Limitation on Interest.

         No provision in this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate by applicable law.

         Section 6.6.      Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         Section 6.7.      Consent to Jurisdiction.

                  (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

                  (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

                  (c) Each of the Provider Entities hereby irrevocably appoints and designates the Persons specified in Section 6.2 hereof, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process, and agrees to maintain such person as such. Each of the Provider Entities agrees that service of such process upon such Person by mail shall constitute personal service of such process upon it.

                  (d) Nothing contained in this Insurance Agreement shall limit or affect XLCA's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Related Agreements against any of the Provider Entities or their property in the courts of any jurisdiction.

         Section 6.8.      Consent of XLCA.

         In the event that XLCA's consent is required under any of the Related Agreements, the determination whether to grant or withhold such consent shall be made by XLCA in its sole discretion without any implied duty towards any other Person, except as otherwise provided therein.

         Section 6.9.      Counterparts.

         This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

         Section 6.10.     Trial by Jury Waived.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE RELATED DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

         Section 6.11.     Limited Liability.

         No recourse under any Related Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate member, beneficial owner or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Related Agreements, or the Policy, it being expressly agreed and understood that each Related Agreement is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Related Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

         Section 6.12.     Entire Agreement.

         This Insurance Agreement, the Premium Letter, the Related Agreements and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

         Section 6.13.     Headings.

         The headings of articles and sections and the table of contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to articles and sections in this Insurance Agreement refer to the corresponding articles and sections of this Insurance Agreement.

         Section 6.14.     No Partnership.

         Nothing in this Insurance Agreement or any other agreement entered into in connection with the Transaction shall be deemed to constitute XLCA a partner, co-venturer or joint owner of property with any other entity.

         Section 6.15.     No Proceedings.

         XLCA hereby agrees that it will not institute against Investment Agreement Provider, or join any other Person in instituting against Investment
Agreement Provider, any Insolvency Proceeding prior to the date which is one year and one day after the payment in full of all obligations under the Investment Agreements. Nothing in the foregoing sentence shall limit the right of XLCA to file any claim in or otherwise take any action with respect to any Insolvency Proceeding that was instituted against Investment Agreement Provider by any Person other than XLCA.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Insurance Agreement, all on the day and year first above written.

                                           XL CAPITAL ASSURANCE INC., a New York
                         `                 stock insurance corporation

                                           By: /s/ Thomas Randazzo
                                              __________________________________
                                               Name:   Thomas Randazzo
                                               Title:  Senior Managing Director


                                           XL ASSET FUNDING COMPANY I LLC, a
                                           Delaware limited liability company


                                           By: /s/ Frank Beardsley
                                              __________________________________
                                               Name:  Frank Beardsley
                                               Title: President


                                           XL LIFE AND ANNUITY HOLDING COMPANY,
                                           a Delaware Corporation


                                           By: /s/ Frank Beardsley
                                              __________________________________
                                               Name:  Frank Beardsley
                                               Title: President




              [SIGNATURE PAGE TO INSURANCE AND INDEMNITY AGREEMENT]

                                   APPENDIX I

                                   DEFINITIONS



                  "AGREEMENT  DATE"  means  the  date  a  particular   Qualified
Investment Agreement is executed and delivered by the Investment Agreement Provider.

                  "APPROVALS" shall have the meaning assigned in SECTION 2.1(A) of this Insurance Agreement.

                  "BANKRUPTCY CODE" means the federal Bankruptcy Code, Title 11 of the United States Code (11 U.S.C. 101 et seq), as amended from time to time, and any successor statute.

                  "BUSINESS DAY" means any day which is not a Saturday or a Sunday or a day on which banks located in the City of New York are authorized or required by law or executive order to close or any day on which any party hereto is not closed to normal business due to force majeure (including but not limited to war, civil or political unrest, fire, flood).

                  "CASH  ASSETS"  means cash and  investments  belonging  to the
Investment   Agreement   Provider   resulting  from  the  Qualified   Investment
Agreements.

                  "CODE" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "COLLATERAL" shall have the meaning ascribed to such term in the Collateral Management Agreement.

                  "COLLATERAL ACCOUNT" shall have the meaning ascribed to such term in the Collateral Management Agreement.

                  "COLLATERAL AGENT" means Mellon Bank, N.A.

                  "COLLATERAL MANAGEMENT AGREEMENT" means that certain Collateral Pledge, Security and Management Agreement by and among XLCA, the Provider Entities and the Collateral Agent dated as of October 13, 2006, as the same may be amended, modified and supplemented from time to time.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMONLY CONTROLLED ENTITY" means the Provider Entities, as the case may be, and each entity, whether or not incorporated, which is affiliated with any of the foregoing pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  "DEFAULT" means any event or condition which results, or which with the giving of notice or the lapse of time or both could reasonably be expected to result, in an Event of Default.

                  "DURATION OF INVESTMENT AGREEMENT" shall have the meaning given thereto in the applicable Monthly Report.

                  "DURATION OF PORTFOLIO" shall have the meaning given thereto in the applicable Monthly Report.

                  "EVENT OF DEFAULT" shall have the meaning specified in Section
5.2 of this Insurance Agreement.

                  "HOLDING COMPANY" means XL Life and Annuity Holding Company, a Delaware corporation and any successor thereto or assign thereof.

                  "INVESTMENT AGREEMENT PROVIDER" means XL Asset Funding Company I, LLC, a Delaware limited liability company, and any successor thereto or assign thereof.


                  "INDEBTEDNESS" means, with respect to any Person, without duplication (it being understood, for the avoidance of doubt that Qualified Investment Agreement liabilities shall not be deemed to constitute Indebtedness) at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with United States generally accepted accounting principles, recorded as capital leases; (c) obligations issued for or liabilities incurred on the account of such Person; (d) obligations or liabilities of such Person arising under acceptance facilities; (e) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (f) obligations of such Person secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person, except for Liens for Required Third Party Collateral; or (g) obligations of such Person under any interest rate or currency exchange agreement; provided Indebtedness shall not include (i) Qualified Investment Agreement liabilities, (ii) liabilities arising from the management of its investment portfolio, including, but not limited to, pursuant to any International Swaps and Derivatives Association, Inc ("ISDA") documentation, (iii) Liens related to the business of the Investment Agreement Provider under any agreement related to transactions such as a rate swap, asset swap, liability swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap, currency option, credit protection transaction, credit swap, credit default swap, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction or forward purchase or sale of a security or other financial instrument or interest or (iv) expenses payable in the ordinary course of business.

                  "INDEMNIFIED PARTY" or "INDEMNIFIED PARTIES" shall have the meaning assigned in SECTION 3.4(A) of this Insurance Agreement.

                  "INDEMNIFYING  PARTY"  shall  have  the  meaning  assigned  in
SECTION 3.4(A) of this Insurance Agreement.

                  "INITIAL CLOSING DATE" means the date this Agreement is executed and delivered by the parties hereto.

                  "INITIAL TRANSACTION" means the execution and delivery of this Agreement and the Collateral Management Agreement and all related actions to effect such events.

                  "INSOLVENCY  LAW"  means any  existing  or  future  law of any
jurisdiction,   domestic  or  foreign,   relating  to  bankruptcy,   insolvency,
reorganization or relief of debtors.

                  "INSOLVENCY PROCEEDING" shall have the meaning assigned to such term in the Notice of Claim.

                  "INSURANCE AGREEMENT" means this Insurance and Indemnity Agreement dated as of October 13, 2006, among Investment Agreement Provider, Holding Company and XLCA, as the same may be amended from time to time.

                  "INSURER DEFAULT" means the existence and continuance of any of the following: (a) a failure by XLCA to make a payment when or as required under this Insurance Agreement in accordance with its terms or under the Policy in accordance with its terms and the continuation thereof for two (2) Business Days; or (b)(i) XLCA (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for XLCA or for all or any material portion of its property or
(B) authorizing the taking of possession by a custodian, trustee, agent or receiver of XLCA (or the taking if possession of all or any material portion of the property of XLCA).

                  "INVESTMENT" means the principal invested by an Investor under a Qualified Investment Agreement.

                  "INVESTMENT  COMPANY ACT" means the Investment  Company Act of
1940,  including,   unless  the  context  otherwise  requires,   the  rules  and
regulations thereunder, as amended from time to time.

                  "INVESTOR"   means  the  party   entering   into  a  Qualified
Investment Agreement with the Investment Agreement Provider.

                  "IRS" means the Internal Revenue Service.

                  "LATE PAYMENT RATE" means the lesser of (a) the Prime Rate plus 2% and the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Late Payment Rate shall be calculated by XLCA and evidenced by a certificate of XLCA delivered to the Trustee.

                  "LIEN" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, preference priority or other security agreement of preferential arrangement, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

                  "MATERIAL ADVERSE CHANGE" means, (A) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations, properties of such Person or any of the Provider Entities, or (ii) the ability of such Person to perform its obligations under any of the Related Agreements to which it is a party; and (B) with respect to the Transaction, a material adverse change in (i) the Collateral or the Additional Collateral, (ii) the first priority perfected security interest of the Collateral Agent, on behalf of the XLCA in the Collateral, (iii) the ability of the Collateral Agent to liquidate, or foreclose against, the Collateral, or (iv) the practical realization by XLCA of any of the benefits or security afforded under any of the Related Agreements.

                  "MONTHLY VALUATION DATE" shall have the meaning set forth in the Collateral Management Agreement.

                  "NOTICE OF CLAIM" means a Payment Notice in the form attached as Exhibit A to Endorsement No. 1 to the Policy.

                  "NOTICE OF POTENTIAL INSUFFICIENCY" shall have the meaning set forth in Section 3.16 hereof.

                  "OPERATING ACCOUNT" shall have the meaning ascribed to such term in the Collateral Management Agreement.

                  "ORGANIC   DOCUMENTS"   means  the  documents   governing  the
formation, governance and dissolution of an entity.

                  "OVER COLLATERALIZATION RATIO" means the ratio of the aggregate market value of Collateral plus Required Third Party Collateral, including accrued interest, to the aggregate amount of the Investments under the Qualified Investment Agreements (as defined therein) and aggregate accrued earnings owed thereunder (as defined therein).

                  "PERMITTED LIENS" has the meaning set forth in Section 2.3(e).

                  "PERSON" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

                  "POLICY" means, any one of the financial guaranty insurance policies, issued by XLCA, pursuant to the Insurance Agreement.

                  "POLICY REQUEST FORM" means the form to be delivered by the Investment Agreement Provider to XLCA prior to the issuance of a Policy substantially in the form of Appendix VI hereto.

                  "PORTFOLIO MANAGER" means any party that enters into a written agreement with the Investment Agreement Provider to manage any Cash Assets or investments thereof for the Investment Agreement Provider, appointed in accordance with Section 3.9 hereof.

                  "PREMIUM" means the premium payable in accordance with SECTION
3.2 of this Insurance Agreement.

                  "PREMIUM LETTER" means the letter agreement among XLCA and the Investment Agreement Provider dated the date hereof in respect of the premium payable by the Provider Entities in consideration of the issuance of the Policy.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. or any successor thereto as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PROGRAM LIMIT" shall mean the amount designated by XLCA in accordance with Section 3.9 hereof as the maximum principal amount outstanding at any one time under all Qualified Investment Agreements collectively.

                  "PROVIDER ENTITIES" means Investment Agreement Provider, and Holding Company.

                  "PROVIDER ENTITIES REPRESENTATIVE" means any representative, manager or officer of any of the Provider Entities or any Person acting on behalf of the Provider Entities designated as such by the management committee of any of the Provider Entities and communicated in writing to XLCA and reasonably acceptable to XLCA.

                  "QUALIFIED INVESTMENT AGREEMENT" means an Investment Agreement entered into by the Investment Agreement Provider meeting the requirements set forth in Appendix II hereto.

                  "RATING AGENCIES" shall mean Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch, Inc., and any successor to same thereof.

                  "RELATED AGREEMENTS" shall mean the Collateral Management Agreement, the Qualified Investment Agreements, the Securities Account Control Agreement, the Insurance Agreement, each Policy and Premium Letter.

                  "REQUIRED COLLATERAL AMOUNT" shall have the meaning ascribed thereto in the Collateral Management Agreement.

                  "REQUIRED OVER COLLATERALIZATION DEPOSITS" shall have the meaning ascribed thereto in the Collateral Management Agreement.

                  "REQUIRED THIRD PARTY COLLATERAL" means money and investments held as collateral for an Investor under a Qualified Investment Agreement and any other similar agreement including but not limited to collateralized investment agreements, repos and reverse repos.

                  "SECURITIES ACCOUNT CONTROL AGREEMENT" means the agreement among the Investment Agreement Provider, XLCA and Mellon Bank, N.A. as amended, modified or supplemented.

                  "SECURITIES ACT" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "SECURITY DOCUMENTS" means the Guaranty and any ancillary documents executed or filed to evidence or perfect the security interest of the XLCA Class A.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of
1934,  including,   unless  the  context  otherwise  requires,   the  rules  and
regulations thereunder, as amended from time to time.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other equity interests having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.

                  "TERM OF THE  AGREEMENT"  shall be  determined  as provided in
Section 4.1 of this Insurance Agreement.

                  "TERMINATION DATE" means the final date of the term of the Policy with the longest remaining term, as specified in such Policy.

                  "TRANSACTION" means the transactions contemplated by the Related Agreements.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "WIND DOWN EVENT" shall have the meaning  specified in Section
5.1 of this Insurance Agreement.

                  "XLCA" means XL Capital Assurance Inc., a New York stock insurance company and its successors and assigns.